Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information gives effect to the acquisition (the “Acquisition”) by a wholly-owned subsidiary of Eagle Materials Inc. (the “Company”) of certain assets of the carved-out operations of CEMEX Construction Materials Atlantic, LLC (“CEMEX Ohio Business”), which was consummated on February 10, 2017.  The assets acquired in the Acquisition include a cement manufacturing facility and a cement terminal; and certain related assets such as equipment and inventory. The following unaudited pro forma condensed combined financial information is based on the historical financial statements of the Company and the historical combined financial statements of the CEMEX Ohio Business.

The unaudited pro forma condensed combined financial information of the Company gives effect to the Acquisition as if it had occurred (i) on December 31, 2016 for the purposes of the unaudited pro forma condensed combined balance sheet as of December 31, 2016, and (ii) on April 1, 2015 for the purposes of the unaudited pro forma condensed combined statements of earnings for the fiscal year ended March 31, 2016 and for the nine month period ended December 31, 2016. The unaudited pro forma condensed combined statement of earnings for the fiscal year period ended March 31, 2016 is derived by combining the Company’s audited consolidated statement of earnings for the fiscal year ended March 31, 2016 with the CEMEX Ohio Business’ audited combined statement of income for the fiscal year ended December 31, 2015.  The unaudited pro forma condensed combined statement of earnings for the nine month period ended December 31, 2016 is derived by combining the Company’s unaudited consolidated statement of earnings for the nine month period ended December 31, 2016 with the CEMEX Ohio Business’ unaudited consolidated statement of income for the nine months ended September 30, 2016. The Company’s consolidated statement of earnings is derived from our audited financial statements as of and for the year ended March 31, 2016 included in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “Commission”) on May 25, 2016.  The CEMEX Ohio Business’ audited and unaudited combined statements of income are part of the combined financial statements for the CEMEX Ohio Business included in this Current Report on Form 8-K/A.  Certain amounts from the historical combined financial statements of the CEMEX Ohio Business have been reclassified to conform to the Company’s presentation.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and does not purport to represent what the Company’s financial position or results of operations would actually have been had the Acquisition occurred on the assumed dates or to project the Company’s financial position or results of operations as of any future date or for any future period.  This information should be read in conjunction with, and is qualified in its entirety by reference to:

•

the Company’s historical audited consolidated financial statements and related notes and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016 and the Company’s unaudited interim financial statements as of and for the nine months ended December 31, 2016 and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2016;

•

the CEMEX Ohio Business audited combined financial statements and the accompanying notes to the combined financial statements as of and for the year ended December 31, 2015 included in Exhibit 99.1 to this Current Report on Form 8-K/A; and

•

the CEMEX Ohio Business unaudited combined financial statements and the accompanying notes to the combined financial statements as of September 30, 2016, and for the nine month periods ended September 30, 2016 and 2015 included in Exhibit 99.2 to this Current Report on Form 8-K/A.

Eagle Materials Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Earnings

For the Nine Month Period Ended December 31, 2016

(dollars in thousands, except per share data)

	Historical Eagle Materials Inc.	Historical CEMEX Ohio Business	Pro Forma Adjustments	Ref.	Pro forma Combined
Revenues	$932,557	$59,750	—		$992,307
			3,041	g
			5,688	a
Cost of Goods Sold	682,012	41,458	500	a	732,699
Gross Profit	250,545	18,292	(9,229)		259,608
Equity in Earnings of Unconsolidated
Joint Venture	31,371	—	—		31,371
Corporate General and
Adminstrative Expenses	(27,831)	(3,041)	3,041	g	(27,831)
Other Income (Expense)	2,008	(28)	—		1,980
Interest Expense, Net	(15,755)	—	(3,984)	b	(19,739)
Earnings Before Income Taxes	240,338	15,223	(10,172)		245,389
Income Taxes	(78,370)	(4,889)	3,560	c	(79,699)
Net Earnings	$161,968	$10,334	$(6,612)		165,690
Comprehensive Earnings	$162,904	$10,334	$(6,612)		166,626
EARNINGS PER SHARE
Basic	$3.38				$3.46
Diluted	$3.35				$3.43
AVERAGE SHARES OUTSTANDING
Basic	47,901,369				47,901,369
Diluted	48,340,326				48,340,326

See notes to the unaudited pro forma condensed combined financial statements.

Eagle Materials Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Earnings

For the Fiscal Year Ended March 31, 2016

(dollars in thousands, except per share data)

	Historical Eagle Materials Inc.	Historical CEMEX Ohio Business	Pro Forma Adjustments	Ref.	Pro forma Combined
Revenues	$1,143,492	$74,762	—		$1,218,254
			2,045	h
			7,299	a
			667	a
Cost of Goods Sold	911,875	48,744	5,554	g	976,184
Gross Profit	231,617	26,018	(15,565)		242,070
Equity in Earnings of Unconsolidated
Joint Venture	39,083	—	—		39,083
Corporate General and
Adminstrative Expenses	(37,193)	(5,554)	5,554	g	(37,193)
Other Income (Expense)	2,328	(196)	—		2,132
Interest Expense, Net	(16,583)	—	(5,313)	b	(21,896)
Earnings Before Income Taxes	219,252	20,268	(15,324)		224,196
Income Taxes	(66,660)	(6,434)	5,363	c	(67,731)
Net Earnings	$152,592	$13,834	$(9,961)		156,465
Comprehensive Earnings	$153,250	$13,834	$(9,961)		157,123
EARNINGS PER SHARE
Basic	$3.08				$3.16
Diluted	$3.05				$3.12
AVERAGE SHARES OUTSTANDING
Basic	49,471,157				49,471,157
Diluted	50,070,829				50,070,829

See notes to the unaudited pro forma condensed combined financial statements.

Eagle Materials Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

At December 31, 2016

(dollars in thousands, except per share data)

	Historical Eagle Materials Inc.	Historical CEMEX Ohio Business	Purchase Adjustments	Ref.	Pro Forma Adjustments	Ref.	Pro forma Combined
Current Assets -
Cash	$164,665	$—	$—		$(150,488)		$14,177
Accounts and Note Receivable	115,278	9,044	(9,044)	d	—		115,278
Inventories	222,783	5,202	5,904	f	—		233,889
Prepaid and Other Assets	5,959	141	(141)	d	—		5,959
Total Current Assets	508,685	14,387	(3,281)		(150,488)		369,303
Property, Plant and Equipment -	2,098,695	144,013	172,768	f	—		2,415,476
Less: Accumulated Depreciation	(870,859)	(77,023)	77,023	f	—		(870,859)
Property, Plant and Equipment, net	1,227,836	66,990	249,791	f	—		1,544,617
Notes Receivable	1,002	—	—		—		1,002
Investment in Joint Venture	47,600	—	—		—		47,600
Goodwill and Intangible Assets	161,765	142,650	(142,650)	d	—		234,366
			72,601	f	—
Other Assets	27,101	1,677	2,323	f	—		31,101
	$1,973,989	$225,704	$178,784		$(150,488)		2,227,989
Current Liabilities -
Accounts Payable	$63,847	$8,147	$(8,147)	d	$—		$63,847
Accrued Liabilities	57,649	—	—		—		57,649
Income Tax Payable	5,215	—	—		—		5,215
Current Portion of Long-term Debt	81,214	—	—		—		81,214
Total Current Liabilities	207,925	8,147	(8,147)		—		207,925
Long-Term Debt	380,134	—	—		250,000	b	630,134
Other Long-Term Liabilites	57,514	8,458	(4,458)	f	—		61,514
Deferred Income Taxes	164,841	9,826	(9,826)	i	—		164,841
Total Liabilities	810,414	26,431	(22,431)		250,000		1,064,414
Shareholders' Equity -
Preferred Stock	—	—	—		—		—
Common Stock	484	—	—		—		484
Capital in Excess of Par Value	143,623	—	—		—		143,623
Accumulated Other Comprehensive Losses	(10,473)	—	—		—		(10,473)
Retained Earnings	1,029,941	199,273	(199,273)	e	—		1,029,941
Total Stockholders' Equity	1,163,575	199,273	(199,273)		—		1,163,575
	$1,973,989	$225,704	$(221,704)		$250,000		$2,227,989

See notes to the unaudited pro forma condensed combined financial statements.

Eagle Materials Inc. and Subsidiaries

Notes to Unaudited Pro Forma

Condensed Combined Financial Information

(A)	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information of the Company gives effect to the Acquisition as if it had occurred (i) on December 31, 2016 for the purposes of the unaudited pro forma condensed combined balance sheet as of December 31, 2016; and (ii) on April 1, 2015 for the purposes of the unaudited pro forma condensed combined statements of earnings for the fiscal year ended March 31, 2016 and for the nine months ended December 31, 2016. The unaudited pro forma condensed combined statement of earnings for the fiscal year period ended March 31, 2016 gives effect to the Acquisition as if it had occurred on April 1, 2015 and is derived by combining the Company’s audited consolidated statement of earnings for the fiscal year ended March 31, 2016 and the unaudited consolidated statement of earnings for nine month period ended December 31, 2016 with the CEMEX Ohio Business’ audited combined statement of income for the fiscal year ended December 31, 2015 and the unaudited combined statement of income for the nine month period ending September 30, 2016. Certain amounts from the historical combined financial statements of the CEMEX Ohio Business have been reclassified to conform to the Company’s presentation.

General

The pro forma adjustments reflecting the Acquisition are based on certain estimates and assumptions which may not prove to be correct in light of information that becomes available in the future. The accuracy of these estimates and assumptions will depend on a number of factors, including future events and uncertainties that are or may be outside of the control of the Company.  Therefore, actual results will differ from the estimates and assumptions underlying the pro forma adjustments, and it is possible that the differences may be material. The Company’s management believes that its estimates and assumptions provide a reasonable basis for presenting all of the significant effects of the Acquisition and that the pro forma adjustments give appropriate effect to those estimates and assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not reflect any cost savings or other financial benefits that may result from operating expense efficiencies or revenue enhancements arising from the Acquisition. Additionally, the Company estimates that it incurred transaction costs of approximately $4.0 million associated with the Acquisition, which are not reflected in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not purport to reflect what the Company’s results of operations or financial position would actually have been if the Acquisition had been effected on the assumed dates and if the Company and the CEMEX Ohio Business had been managed as one entity during the periods presented. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016 and Quarterly Report on Form 10-Q for the nine months ended December 31, 2016 and the historical combined financial statements of the CEMEX Ohio Business included in this Current Report on Form 8-K/A.

(B)	Purchase Price and Allocation Thereof

On February 10, 2017, the Company completed its previously announced Acquisition of certain assets used in the CEMEX Ohio Business for a purchase price of approximately $400.0 million in cash.  Assets acquired in the Acquisition included all property, plant and equipment, permits, mineral reserves and inventory held at the plant site and in the terminals.  The purchase price is subject to further adjustment after the closing to reflect the inventory acquired in the Acquisition.  The Acquisition was financed through a combination of borrowings under the Company’s bank credit facility and cash on hand. The new debt was drawn from our existing credit facility, which was amended in August 2016.

The Acquisition has been accounted for under the acquisition method of accounting.   The Company has engaged a third-party valuation firm to perform a valuation of the assets acquired and the liabilities assumed at the closing date of the Acquisition, and the firm used various methodologies to estimate the fair value of acquired assets and liabilities including discounted cash flow analysis. Although substantial progress has been made with respect to this valuation, it is not yet complete.  Accordingly, the Company’s allocation of the purchase price to the assets acquired and liabilities assumed in the Acquisition is preliminary. The third-party valuation firm’s work has been used by the Company to prepare the unaudited pro forma condensed combined statement of earnings and balance sheet; however, it is likely that this valuation may change subsequent to the filing of this Current Report on Form 8-K/A.

The preparation of the valuation of the assets acquired and liabilities assumed in the Acquisition requires the use of significant assumptions and estimates. Critical estimates include, but are not limited to, future expected cash flows, including projected revenues and expenses, and applicable discount rates. These estimates are based on assumptions that the Company believes to be reasonable. However, actual results may significantly differ from these estimates.

Under the acquisition method of accounting, the total estimated purchase price was allocated to the net tangible and intangible assets and assumed liabilities based on their estimated fair values at December 31, 2016. Based on the Company’s current estimate of the fair value of tangible and intangible assets acquired and liabilities assumed, which is based on estimates and assumptions and is subject to change, the expected purchase price is allocated as follows:

Estimated purchase price allocation at acquisition date (in thousands)	As of December 31, 2016
Cash and cash equivalents	$—
Inventories	11,106
Property and Equipment	316,781
Intangible Assets	10,000
Other Assets	4,000
Other Long-term Liabilities	(4,000)
Total Net Assets	337,887
Goodwill	62,601
Total Estimated Purchase Price	$400,488

The foregoing allocation is based on a third-party valuation that has not yet been finalized.  Until such time as a final valuation report has been received, adjustments may be made to the amount assigned to the assets acquired and liabilities assumed, and such adjustments could be significant.

(C)	Reclassifications

The Company classifies all expenses of its operating subsidiaries as cost of goods sold in its statement of earnings.  Accordingly, all general and administrative expenses of the CEMEX Ohio Business have been reclassified to cost of goods sold in the pro forma presentation.

(D)	Pro Forma Adjustments
a)

To record the net increase in depreciation and amortization expense resulting from purchase price accounting adjustments. The increase is based on depreciation of the estimated fair market value of the plant and equipment purchased over the new estimated useful life, less historical depreciation incurred over these periods, plus the amortization of the fair value of intangible assets acquired over those periods, as calculated below:

	Nine Months ended December 31, 2016
	Property, Plant and Equipment	Intangible Assets
	(dollars in thousands)
Estimated fair value	$316,781	$10,000
Estimated fair value of land	(14,265)	—
Depreciable/Amortizable value	302,516	10,000
Average estimated life (in years)	23	15
Estimated annual depreciation/amortization	13,153	667
	x.75	x.75
Estimated nine month depreciation/amortization	9,865	500
Less historical depreciation/amortization	(4,177)	—
	$5,688	$500

	Fiscal Year ended March 31, 2016
	Property, Plant and Equipment	Intangible Assets
	(dollars in thousands)
Estimated fair value	$316,781	$10,000
Estimated fair value of land	(14,265)	—
Depreciable/Amortizable value	302,516	10,000
Average estimated life (in years)	23	15
Estimated annual depreciation/amortization	13,153	667
Less historical depreciation/amortization	(5,854)	—
	$7,299	$667

Identifiable intangible assets include permits and customer relationships.

b)

Assuming the deal closed on December 31, 2016, we estimate that we would have borrowed approximately $250.0 million to fund the Acquisition. The estimated interest rate on these borrowings is calculated based on the interest rate that would have been charged under the bank credit facility based on the pro forma earnings before interest, taxes, depreciation and amortization and the pro forma debt as of the date of the Acquisition. A one-eighth percent hypothetical change in the interest rate would have increased or decreased pro forma interest expense by $0.3 million and $0.4 million during the nine months ended December 31, 2016 and fiscal year ended March 31, 2016, respectively.

The interest that the Company will ultimately pay on the borrowings under our bank credit facility could vary greatly from what is assumed in the unaudited pro forma condensed combined financial information and will depend on the actual timing and amount of borrowings and repayments, and changes in the variable interest rate, among other factors.

c)	To adjust the tax provision to reflect the aggregate pro forma increase in earnings before income taxes at the statutory tax rate of 35%.
d)	To eliminate accounts receivable, other asset and accounts payable of the CEMEX Ohio Business that were not assumed in the Acquisition.
e)	To eliminate the CEMEX Ohio Business historical shareholders’ equity.
f)

To reflect the net impact of the increase in inventories ($5.9 million), property, plant and equipment ($249.8 million), other assets ($2.3 million) intangible assets ($10.0 million) and goodwill ($62.6 million), the decrease of other long-term liabilities ($4.5 million) to fair value, and the elimination of historical goodwill and intangible assets ($142.7 million).

g)	General and administrative expenses have been reclassified to cost of goods sold to conform to the Company’s presentation. See Note (C) for more information.

Included in general and administrative expenses for the CEMEX Ohio Business are $1.9 million and $2.4 million of costs for the nine months ended September 30, 2016 and the year ended December 31, 2015.  These costs were allocated to the CEMEX Ohio Business from its parent and related to legal, human resources and administrative services provided by the parent company for the CEMEX Ohio Business.

h)	To reflect subsequent impact of the fair value adjustment to inventory on earnings.
i)	To eliminate the CEMEX Ohio Business deferred taxes.